United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2026

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2026, Elite Express Holding Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with eight non-U.S. investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 32,000,000 shares (the “Shares”) of the Company's Class A Common Stock, $0.000001 par value per share, at a purchase price per share of $0.25, for aggregate gross proceeds of $8,000,000.  The closing of the Private Placement is expected to occur within ninety days following the execution of the Purchase Agreement on March 10, 2026, or on such other date as the parties may mutually agree in writing.

The Shares have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. The Shares were offered pursuant to the exemption provided in Rule 903 of Regulation S under the Securities Act because all of the investors were non-U.S. Persons (as defined under Rule 902(k)(2)(i) of Regulation S).

The form of Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K (this “Form 8-K”) to provide investors and stockholders with information regarding its terms. The Company entered into substantially identical Purchase Agreements with each of the eight Purchasers, and the form filed as Exhibit 10.1 is representative of the material terms of all such agreements. It is not intended to provide any other information about the parties to the Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreements and as of specified dates. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing description of the Purchase Agreement is subject to and qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and the Purchase Agreement is hereby incorporated by reference into this Item 3.02.

The Shares were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S. The offering was conducted in offshore transactions (as defined in Rule 902(h) of Regulation S) to persons who represented that they were not “U.S. persons” (as defined in Rule 902(k) of Regulation S) and were not acquiring the Shares for the account or benefit of any U.S. person. The Company did not engage in any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States in connection with the offering. The Shares are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Form of Stock Purchase Agreement, dated as of March 10, 2026, by and between Elite Express Holding Inc. and the Purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2026

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director